EXECUTION VERSION

Exhibit 4.1

THE GOLDMAN SACHS GROUP, INC.,

as Issuer

to

THE BANK OF NEW YORK MELLON,

as Trustee

Sixth Supplemental Indenture

Dated as of March 9, 2012

$1,750,010,000

Series MS-1 Remarketed 4.647% Junior Subordinated Notes due 2017

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

Section 1.1	Provisions of the Indenture	3
Section 1.2	Rules of Interpretation	3

ARTICLE II

AMENDMENTS TO EXISTING INDENTURE

ARTICLE III
TERMS AND CONDITIONS OF THE NOTES

Section 3.1	Redesignation	9
Section 3.2	Stated Maturity	9
Section 3.3	Redemption	9
Section 3.4	Form and Exchange	9
Section 3.5	Denominations	9
Section 3.6	Certain Provisions	9
Section 3.7	Benefits of Indenture for Holders of Trust Securities	10
Section 3.8	Paying Agent	10

ARTICLE IV
FORM OF NOTE

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1	Separability of Invalid Provisions	18
Section 5.2	Execution in Counterparts	19
Section 5.3	Effectiveness	19
Section 5.4	Successors and Assigns	19
Section 5.5	Further Assurances	19
Section 5.6	Effect of Recitals	19
Section 5.7	Ratification of Indenture	19
Section 5.8	Governing Law	19

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE, dated as of March 9, 2012, between THE GOLDMAN SACHS GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 200 West Street, New York, New York 10282, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (the “Trustee”), to the Subordinated Debt Indenture, dated as of February 20, 2004, between the Company and the Trustee (the “Original Indenture”).

W I T N E S S E T H :

WHEREAS, the Original Indenture provides for the issuance from time to time thereunder, in one or more series, of unsecured debentures, notes or other evidence of indebtedness of the Company, and Section 301 of the Original Indenture provides for the establishment of the form or terms of Securities of any series issued thereunder, and any additions to, changes in or eliminations of any provisions of the Original Indenture in respect of such series as provided therein, through one or more supplemental indentures;

WHEREAS, the Company, by a Second Supplemental Indenture, dated as of May 15, 2007 (the “Second Supplemental Indenture”), created and issued a series of Securities known as the Company’s Remarketable 5.593% Junior Subordinated Notes due 2043 (the “Remarketable Notes”), the terms and provisions of which were as specified in the Second Supplemental Indenture, and to the extent not added to, changed or eliminated by the Second Supplemental Indenture, the Original Indenture;

WHEREAS, the Company, by a Fourth Supplemental Indenture, dated as of February 6, 2012 (the “Fourth Supplemental Indenture”), modified certain terms of the Remarketable Notes and of the Second Supplemental Indenture (the Second Supplement Indenture as so modified, the “Supplemental Indenture”, and the Original Indenture, as modified and supplemented by the Supplemental Indenture, the “Indenture”);

WHEREAS, Section 901(11) of the Original Indenture and Section 3.6 of the Supplemental Indenture permit the Company to enter into a supplemental indenture without the consent of any Holder of the Remarketable Notes or of any APEX Holder to reflect any modifications to the terms of the Remarketable Notes pursuant to the terms of Article III of the Supplemental Indenture and to provide for the exchange of the Remarketable Notes for notes in the form reflecting such modifications and adopted pursuant to such supplemental indenture;

WHEREAS, Section 3.2 of the Supplemental Indenture permits the Company, without the consent of any Holder of the Notes or any APEX Holders to (a) divide the Remarketable Notes into multiple tranches, and if so, determine the principal amount of each tranche of notes into which each Remarketable Note shall be exchanged (collectively, the “Remarketed Notes”), (b) keep the Stated Maturity Date of any tranche of Remarketed Notes at June 1, 2043 or change it to an earlier date (specifying such date if applicable); provided that the Stated Maturity Date of any tranche of Remarketed Notes may not be changed to a date earlier than the later of (i) June 1, 2016 and (ii) if the Remarketing Settlement Date occurs during an Extension Period, the seventh anniversary of the first day of such Extension Period, (c) change the date after which any tranche of Remarketed Notes will be redeemable at the Company’s option and the redemption price or prices; provided that no redemption date for any tranche of Remarketed Notes may be earlier than the later of (i) June 1, 2016 and (ii) if the Remarketing Settlement Date occurs during an Extension Period, the seventh anniversary of the first day of such Extension Period; and provided, further, that no Redemption Price may be less than 100% of the principal amount of such tranche of Remarketed Notes plus accrued and unpaid interest, including deferred interest, if any, to the Redemption Date, in accordance with Article XI of the Original Indenture; (d) remarket each tranche of Remarketed Notes as fixed rate notes or floating rate notes, and (e) if the Remarketed Notes of

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any tranche will be remarketed as floating rate notes, determine the applicable index (which must be a qualified floating rate) and the interest payment dates and manner of calculation of interest on such tranche of Remarketed Notes, which the Company may change to correspond with the market conventions applicable to notes bearing interest at rates based on the applicable index, any such changes to apply automatically and come into effect on the Remarketing Settlement Date;

WHEREAS, Section 901 of the Original Indenture, as supplemented by Section 2.9 of the Supplemental Indenture, permits the Company, when authorized by a Board Resolution, and the Trustee to enter into a supplemental indenture without the consent of any Holders of Remarketable Notes in the event any Notes are sold in the Remarketing to one or more statutory trusts sponsored by the Company, to modify the provisions of Sections 2.7, 2.9(c), 2.10 through 2.15, 4.1 and 7.3 of the Supplemental Indenture to make comparable provision with respect to each such trust and the holders of its trust securities, and to modify the definitions of “Investment Company Event” and “Tax Event” to refer to each such statutory trust in lieu of Goldman Sachs Capital II, a Delaware statutory trust (the “APEX Trust”), and to replace references to the date of issuance of the APEX with references to the Remarketing Settlement Date;

WHEREAS, Murray Street Investment Trust I, a Delaware statutory trust (the “New Trust”), has agreed pursuant to a Distribution Agreement dated March 5, 2012, with the Company and Goldman, Sachs & Co. (as representative of the agents named therein) to issue $1,750,010,000 liquidation amount of its 4.647% Senior Guaranteed Trust Securities (the “Trust Securities”);

WHEREAS, the Company has determined to remarket the Remarketable Notes as a single tranche to be redesignated as the Series MS-1 Remarketed 4.647% Junior Subordinated Notes due 2017 (the “Notes”) in accordance with this Sixth Supplemental Indenture;

WHEREAS, the New Trust has accordingly agreed pursuant to a Note Purchase Agreement, dated March 5, 2012, with the Company, the APEX Trust, and Goldman, Sachs & Co., as remarketing agent, to use the net proceeds of the issuance and sale of the Trust Securities to purchase $1,750,010,000 principal amount of the Notes from the APEX Trust on the date hereof;

WHEREAS, the Company wishes to make certain changes as specified herein to the terms of and provisions of the Indenture and establish the terms of the Notes and to authorize the exchange of the Remarketable Notes for the Notes;

WHEREAS, the Company has duly authorized the execution and delivery of this Sixth Supplemental Indenture; and

WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid agreement according to its terms have been done.

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NOW, THEREFORE, for and in consideration of the premises, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

Section 1.1	Provisions of the Indenture

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Indenture shall remain in full force and effect and, for all purposes of this Sixth Supplemental Indenture (including the recitals hereto), shall have the meanings assigned to them in the Supplemental Indenture or the Original Indenture, as applicable. The Indenture, as amended and supplemented by this Sixth Supplemental Indenture, is in all respects ratified and confirmed. The Original Indenture, as supplemented and amended by the Supplemental Indenture and this Sixth Supplemental Indenture, shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered under the Indenture (and every holder of Senior Debt with respect to the Notes) shall be bound hereby.

Section 1.2	Rules of Interpretation

For all purposes of this Sixth Supplemental Indenture, the Indenture and the Notes, except as herein otherwise expressly provided or unless the subject matter or context hereof otherwise requires:

(i) “Sixth Supplemental Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof;

(ii) all terms used in this Sixth Supplemental Indenture (including in the recitals) that are defined in the Indenture or the Trust Agreement have the meanings assigned to them therein;

(iii) references to any agreement or other instrument are to such agreement or other instrument as it has been or may be amended or supplemented from time to time; and

(iv) references to the Second Supplemental Indenture in such Second Supplemental Indenture or in this Sixth Supplemental Indenture shall be references to the Supplemental Indenture as amended and supplemented by this Sixth Supplemental Indenture.

ARTICLE II

AMENDMENTS TO EXISTING INDENTURE

The provisions of the Supplemental Indenture are hereby modified as follows:

(a) Section 1.2(f) is hereby amended by adding the following terms (and where appropriate, by deleting the definition of any such term currently set forth therein):

“Distribution Agreement” means the Distribution Agreement, dated March 5, 2012, among the Issuer Trust, the Company and Goldman, Sachs & Co. (as representative of the agents named therein) in respect of the Trust Securities.

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“Event of Default,” for purposes of the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) default in the payment of any interest upon any Note, in full for a period of 30 days after the conclusion of any Extension Period; (ii) the termination of the Issuer Trust without redeeming the Trust Securities; (iii) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or (iv) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by the Company in furtherance of any such action.

“Guarantee Agreement” means the Guarantee Agreement, dated as of March 9, 2012, between the Company, as Guarantor and The Bank of New York Mellon, as Guarantee Trustee named thereunder, as it may be amended from time to time.

“Holder”, when used in connection with a Trust Security, has the meaning set forth in the Trust Agreement.

“Indenture” means the Original Indenture as originally executed, as it is supplemented and amended by the Second Supplemental Indenture, including, for all purposes of each such instrument, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instrument. The term “Indenture” shall also include the terms of the Notes.

“Investment Company Event” means the Company’s receipt of an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or

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regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, and this change becomes effective or would become effective on or after the date of issuance of the Trust Securities.

“Issuer Trust” means Murray Street Investment Trust I, a Delaware statutory trust.

“Make-Whole Amount” shall be calculated by or on behalf of the Company and shall be equal to the sum of the present values of the principal amount of the Notes and each interest payment thereon that would have been payable to and including the Stated Maturity Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted from the Stated Maturity Date or the applicable interest payment date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

“Pari Passu Securities” means all indebtedness and obligations that, among other things, by their terms rank equally with the Notes in right of payment and upon liquidation and guarantees of such indebtedness and includes the Company’s Remarketable Floating Rate Junior Subordinated Notes due 2043; provided that “Pari Passu Securities” shall not be deemed to include the Company’s 6.345% Junior Subordinated Debentures Due February 15, 2034 or guarantees issued in connection with the trust preferred securities of Goldman Sachs Capital I, each of which ranks or will rank senior to the Notes, or any junior subordinated debentures or guarantees that may be issued in the future in connection with trust preferred securities.

“Paying Agent”, when used with respect to the Notes, The Bank of New York Mellon or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest on the Notes on behalf of the Company.

“Paying Agent Office” means the office of the applicable Paying Agent at which at any particular time its corporate agency business shall principally be administered in a Place of Payment, which office at the date hereof in the case of The Bank of New York Mellon, in its capacity as Paying Agent with respect to the Notes under the Indenture, is located at 101 Barclay Street, Floor 4E, New York, New York 10286 – Attention: International Corporate Trust.

“Second Supplemental Indenture” means this Second Supplemental Indenture, as amended by the Fourth Supplemental Indenture, dated as of February 6, 2012, and the Sixth Supplemental Indenture, dated as of March 9, 2012, each between the Company and the Trustee, and as it may from time to time be further supplemented or amended by one or more other indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Securities Registrar Office” means the office of the applicable Securities Registrar at which at any particular time its corporate agency business shall principally be

SIXTH SUPPLEMENTAL INDENTURE

administered, which office at the date hereof in the case of The Bank of New York Mellon, in its capacity as Securities Registrar with respect to the Notes under the Indenture, is located at 101 Barclay Street, Floor 4E, New York, New York 10286 – Attention: International Corporate Trust.

“Senior Debt” means all indebtedness and obligations (other than the Notes) of, or guaranteed or assumed by, the Company, that are for borrowed money or are evidenced by bonds, debentures, notes or other similar instruments, whether now existing or hereafter created, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations, but not including trade accounts payable and accrued liabilities arising in the ordinary course of business, which rank equally in right of payment and upon liquidation with the Notes, unless in any such case, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate, or not superior, in right of payment to the Notes; provided, however, that the Notes will rank equally in right of payment with any Pari Passu Securities. The obligations of the Company under the Guarantee Agreement shall constitute Senior Debt.

“Stated Maturity Date” means March 9, 2017.

“Tax Event” means the Company’s receipt of an Opinion of Counsel to the effect that, as a result of: (i) an amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the Trust Securities; (ii) a proposed change in those laws or regulations that is announced after the initial issuance of the Trust Securities; (iii) an official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Trust Securities; or (iv) a threatened challenge asserted in connection with an audit of the Issuer Trust or any similar statutory trust sponsored by the Company, the Company or the Company’s Subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes or the Trust Securities, there is more than an insubstantial increase in risk that: (a) the Issuer Trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the Notes; (b) interest payable by the Company on the Notes is not, or will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes; or (c) the Issuer Trust is, or will be, subject to more than an insignificant amount of other taxes, duties or other governmental charges.

“Trust Agreement” means the Amended and Restated Declaration of Trust, dated as of March 9, 2012, of the Issuer Trust among the Company, as Sponsor, the Property Trustee, the Delaware Trustee, the Administrative Trustees (each as named therein) and the several holders of the Trust Securities, as amended from time to time.

“Trust Securities” means the 4.647% Senior Guaranteed Trust Securities of the Issuer Trust.

SIXTH SUPPLEMENTAL INDENTURE

(b) The following definitions appearing in Section 1.2(f) are hereby deleted:

Additional Subordinated Notes	Released Note
Allowable Capital	Remarketed Note
APEX	Remarketing Disruption Event
APEX Holder	Remarketing Period
Capital APEX	Remarketing Settlement Date
Capital Treatment Event	Remarketing Value
Collateral Agent	Reset Rate
Collateral Agreement	Reset Spread
CSE Rules	SEC Securities Intermediary
Custodial Agent	Series E Preferred Stock
Early Remarketing	Stock Purchase Contract Agreement
Early Settlement Event	Stripped APEX
Early Termination Event	Subjected Note
Failed Remarketing	Successful
Final Remarketing	Trust Common Securities
Normal APEX	Unsuccessful
qualified floating rate
Rating Agency Event

(c) Section 2.5(b) is hereby amended by:

(i) deleting the second sentence thereof;

(ii) deleting clauses (ii) and (vi) of the fourth sentence thereof;

(iii) replacing the words “the Goldman Sachs Guarantee” in clause (E) of the fourth sentence thereof with the words “the Notes”;

(iv) deleting clause (f) of the fourth sentence thereof; and

(v) renumbering the remaining clauses in the fourth sentence thereof appropriately.

(d) Section 2.5(d) is hereby amended by replacing the words “the Capital APEX, and if such election is made prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, to the holders of the Normal APEX” with the words “the Trust Securities”.

(e) Section 2.5(f) is hereby deleted in its entirety.

(f) Section 2.6 is hereby amended and restated in its entirety as follows:

“Section 2.6	Redemption of the Notes

(a) Prior to June 1, 2016, the Company may redeem all, but not less than all, of the Notes upon the occurrence of an Investment Company Event or Tax Event at a redemption price equal to the greater of 100% of the principal amount thereof and the Make-Whole Amount, plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption, in accordance with Article XI of the Indenture.

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(b) On or after June 1, 2016, the Company may from time to time redeem Notes, in whole or in part, on any date, at a redemption price equal to the greater of 100% of the principal amount thereof and the Make-Whole Amount, plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption, in accordance with Article XI of the Indenture.

(c) The Notes are not entitled to any sinking fund payments.”

(g) Section 2.7 is hereby amended by replacing each reference to “the Normal APEX, Trust Common Securities and Capital APEX” with a reference to “the Trust Securities”.

(h) Section 2.9(c) is hereby amended and restated in its entirety as follows:

(c) So long as the Notes are held by or on behalf of the Issuer Trust, no modification or amendment of any provision in the Indenture shall be made that adversely affects the Holders of the Trust Securities in any material respect, and no termination of the Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture shall be effective, without prior consent of the Holders of at least a majority of the aggregate Liquidation Amount of the Trust Securities then outstanding, unless and until the principal (and premium, if any) of the Notes and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full. If the consent of the Holder of each outstanding Note is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each Holder of the Trust Securities.

(i) Section 2.9(b) is hereby amended by inserting the word “or” at the end of subparagraph (13) and by deleting sub paragraph (15).

(j) Sections 2.9(e), 2.13, 2.14, 2.15 and 4.1 (including in the headings thereof) are each hereby amended by:

(i) replacing each reference to “APEX Holder” with a reference to the “Holder of the Trust Securities”;

(ii) replacing each reference to “APEX Holders” with a reference to the “Holders of the Trust Securities”;

(iii) replacing each reference to “APEX” with a reference to “Trust Securities”.

(k) Section 2.10 is hereby amended by replacing the word “APEX” with the words “the Trust Securities or under Section 2.12”.

(l) Section 2.11(a) is hereby amended by replacing the words “the Normal APEX and Capital APEX then outstanding shall have such right prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date” with the words “the Trust Securities”.

(m) Section 2.11(b) is hereby amended by replacing the words “the holders of Normal APEX and Capital APEX and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate Liquidation Amount of

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the Normal APEX and Capital APEX” with the words “the Holders of the Trust Securities and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate Liquidation Amount of the Holders of the Trust Securities”.

(n) Section 2.12 is hereby amended and restated in its entirety as follows:

“Section 2.12	Direct Action by Holders of Trust Securities

So long as the Notes are held by or on behalf of the Issuer Trust, any holder of Trust Securities shall have the right, upon the occurrence of an Event of Default with respect to the Notes (other than as described in Clause (iii) or (iv)), to institute a suit directly against the Company for enforcement of payment to such Holder (subject to Section 507 of the Original Indenture) of principal or interest on the Notes having a principal amount equal to the aggregate Liquidation Amount of Trust Securities held by such Holder, in each case in accordance with the Indenture and the Notes.”

(o) Section 4.1 is further amended by replacing the reference to the “Underwriting Agreement” with a reference to the “Distribution Agreement”.

ARTICLE III

TERMS AND CONDITIONS OF THE NOTES

Section 3.1	Redesignation

The Notes are hereby redesignated the “Series MS-1 Remarketed 4.647% Junior Subordinated Notes due 2017”.

Section 3.2	Stated Maturity

The Stated Maturity of the Notes will be March 9, 2017.

Section 3.3	Redemption

The Notes shall be redeemable as provided in Section 2.6 of the Supplemental Indenture, as modified by this Sixth Supplemental Indenture.

Section 3.4	Form and Exchange

Notes issued on the date hereof in exchange for Remarketable Notes held by the Collateral Agent shall be issued in definitive form only.

Section 3.5	Denominations

Notes shall be issued in denominations of $1,000 and integral multiples thereof.

Section 3.6	Certain Provisions

Article III and Sections 2.4, 6.2 and 6.3 of the Supplemental Indenture shall not apply to the Notes after the date hereof.

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Section 3.7	Benefits of Indenture for Holders of Trust Securities

Notwithstanding Section 111 of the Indenture, the Holders of Trust Securities shall have such rights and benefits, but only such rights and benefits as are specified in the Indenture, the Notes and as are specified in Sections 2.9, 2.10, 2.11, 2.12, 2.13 and 2.14 of the Supplemental Indenture, as modified by this Sixth Supplemental Indenture. Such rights and benefits shall terminate with respect to each Trust Security and Holder thereof when such Trust Security is no longer Outstanding. Without limiting the effect of Section 6.1 of the Trust Agreement, nothing herein or in the Notes shall impair the rights and benefits afforded to the Holders of the Notes under the Indenture and such Notes, even if such rights and benefits overlap, conflict with or otherwise differ from those afforded to the Holders of Trust Securities hereunder. Subject to the foregoing, Section 111 of the Indenture shall remain in full force and effect with respect to the Notes and the Indenture as it applies to the Notes.

Section 3.8	Paying Agent

The Company hereby appoints The Bank of New York Mellon as Securities Registrar and Paying Agent for the Notes.

ARTICLE IV

FORM OF NOTE

Any Notes issued on or after the date hereof are to be substantially in the following form:

(FACE OF SECURITY)

No.	Principal Amount: $
Issue Date:	CUSIP No.:

THE GOLDMAN SACHS GROUP, INC.

SERIES MS-1 REMARKETED 4.647% JUNIOR SUBORDINATED NOTE DUE 2017

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                     Dollars on March 9, 2017 (the “Stated Maturity Date”). The Company further promises to pay interest (subject to deferral as set forth herein) on said principal sum from and including December 1, 2011, or from and including the most recent Interest Payment Date on which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2012, (i) at the rate of 5.593% per annum from and including December 1, 2011 to but excluding March 9, 2012, and (ii) from and including March 9, 2012 until the principal hereof is paid or duly provided for or made available for payment at a rate of 4.647% per annum, in each case plus Additional Interest, if any. If any date on which an interest payment is due is not a Business Day, then the payment of such interest shall be made on the next succeeding day that is a

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Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable (each such date on which interest is payable, an “Interest Payment Date”). The amount of interest payable for any period less than a full Interest Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. A “Business Day” shall mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the calendar day immediately preceding the applicable Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price or upon the Stated Maturity Date) or if interest due hereon (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate then borne by this Note for the applicable Interest Period, compounded at the end of such Interest Period, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

The Company shall have the right, at any time during the term of this Note, to defer the payment of interest on this Note, at any time or from time to time, for up to 10 consecutive semi-annual Interest Periods with respect to each deferral period (each, an “Extension Period”), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid on this Note (together with Additional Interest thereon, to the extent permitted by applicable law); provided that no Extension Period shall extend beyond the Stated Maturity Date; provided, further, that if (a) there shall have occurred and be continuing any Event of Default with respect to the Notes; (b) the Company shall have given notice of the election to defer payments of interest on the Notes but the related Extension Period has not yet commenced; (c) the Company has not paid in full interest scheduled to have been paid on the most recent Interest Payment Date; or (d) any amount of deferred interest remains unpaid, then the Company shall not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock, (ii) permit any of its subsidiaries over which the Company has voting control to purchase or acquire or make any other payment or distribution on or with respect to any shares of the Company’s capital stock, (iii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank or make any payments under any guarantee that ranks, upon the liquidation of the Company, pari passu with the Notes (including the Notes, “Parity Securities”) or junior to the Notes, (iv) permit any of its subsidiaries over which the Company has voting control to purchase or acquire or make any other payment on or with respect to any of the Company’s debt securities or any guarantee that ranks, upon the liquidation of the Company, pari passu with or junior to the Notes; or (v) make any payment under any guarantee by the Company that ranks junior in interest to

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the Notes (other than (a) any repurchase, redemption or other acquisition of shares of the Company’s capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) the satisfaction of the Company’s obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the Extension Period, (3) a dividend reinvestment or stockholder purchase plan, or (4) the issuance of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Extension Period; (b) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its Subsidiaries, for any other class or series of the Company’s capital stock, or any class or series of the Company’s indebtedness for any class or series of its capital stock; (c) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; (d) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; (e) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities (including the Notes), and any payments of principal of or deferred interest on Parity Securities that, if not made, would cause us to breach the terms of the instrument governing such Parity Securities; (f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or (g) any purchase or other acquisition of shares of the Company’s capital stock or debt securities (and any related guarantees) or payment with respect to shares of the Company’s capital stock or debt securities (and any related guarantees) if made in connection with (x) the initial distribution of shares of the Company’s capital stock or debt securities (and any related guarantees) or (y) market-making or other secondary market activities). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Notes, provided that no Extension Period shall exceed the period or periods specified in this Note or extend beyond the Stated Maturity of the principal of this Note. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Paying Agent notice of its election to begin or extend any Extension Period at least 10 Business Days prior to the date on which interest on the Notes would be payable but for the election to begin or extend such Extension Period. The Trustee or its designee shall give notice of the Company’s election to begin or extend any Extension Period to the Holders of the Notes, to the Administrative Trustees and to the Holders of the Trust Securities.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register in writing not less than 10 days before the date of the interest payment.

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment and upon liquidation to the prior payment in full of all Senior Debt, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate

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the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

THE GOLDMAN SACHS GROUP, INC.

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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(REVERSE OF SECURITY)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under the Subordinated Debt Indenture, dated as of February 20, 2004 (herein called the “Original Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of May 15, 2007, between the Company and the Trustee, which was amended and supplemented by the Fourth Supplemental Indenture, dated as of February 6, 2012, and the Sixth Supplemental Indenture, dated as of March 9, 2012 (such Second Supplemental Indenture, as so amended and supplemented, the “Second Supplemental Indenture”), each between the Company and the Trustee (together with the Original Indenture and the Second Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. By terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in other respects provided in the Indenture. This Note is one of the series designated on the face hereof, is a “Security” under the Indenture and is limited in aggregate principal amount to $1,750,010,000.

All terms used in this Note that are defined in the Indenture or in the Amended and Restated Declaration of Trust Agreement, dated as of March 9, 2012, as amended (the “Trust Agreement”), of Murray Street Investment Trust I among The Goldman Sachs Group, Inc., as Sponsor, the Trustees named therein and the several Holders of the Trust Securities, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

Prior to June 1, 2016, the Company may redeem all, but not less than all, of the Notes upon the occurrence of an Investment Company Event or Tax Event at a redemption price equal to the greater of 100% of the principal amount thereof and the applicable Make-Whole Amount, plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption, in accordance with Article XI of the Indenture.

On or after June 1, 2016, the Company may from time to time redeem Notes, in whole or in part, on any date, at a redemption price equal to the greater of 100% of the principal amount thereof and the applicable Make-Whole Amount, plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption, in accordance with Article XI of the Original Indenture.

No sinking fund is provided for the Notes.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Notes, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this

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Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Notes at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the entire principal amount and all accrued but unpaid interest of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of Notes issued to and held by the Issuer Trust, or any trustee thereof or agent therefor, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes fails to declare the entire principal and all accrued but unpaid interest of all the Notes to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Trust Securities then outstanding, shall have such right by a notice in writing to the Company and the Trustee. Upon any such declaration, such amount of the principal of and the accrued but unpaid interest on all the Notes shall become immediately due and payable, provided that the payment of principal and interest on the Notes shall remain subordinated to the extent provided in Article XIV of the Original Indenture, as modified by the Second Supplemental Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest (including Additional Interest), if any, on this Note shall terminate.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Securities Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Original Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

The Company and, by its acceptance of this Note or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Note agree to treat for United States

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Federal income tax purposes (i) the Notes as indebtedness of the company, and (ii) the stated interest on the Notes as ordinary interest income that is includible in the Holder’s or beneficial owner’s gross income at the time the interest is paid or accrued in accordance with the Holder’s or beneficial owner’s regular method of tax accounting, and otherwise to treat the Notes as described in the Prospectus.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

agent to transfer this Note on the books of the Securities Registrar. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1	Separability of Invalid Provisions

In case any one or more of the provisions of this Sixth Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Sixth Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Sixth Supplemental Indenture shall be construed as if such provision had never been contained herein.

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Section 5.2	Execution in Counterparts

This Sixth Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 5.3	Effectiveness

This Sixth Supplemental Indenture will become effective upon its execution and delivery.

Section 5.4	Successors and Assigns

All covenants and agreements in the Indenture, as supplemented and amended by this Sixth Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Section 5.5	Further Assurances

The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions that the Trustee or its counsel may from time to time request in order to assure the Trustee of the benefits of the rights granted to the Trustee under the Indenture, as supplemented and amended by this Sixth Supplemental Indenture.

Section 5.6	Effect of Recitals

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 5.7	Ratification of Indenture

The Indenture as supplemented by this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and this Sixth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 5.8	Governing Law

This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed all as of the day and year first above written.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Ellis J. Whipple
Name: Ellis J. Whipple
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Teisha Wright
Name: Teisha Wright
Title: Senior Associate

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